UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Nuburu, Inc. (the “Company”) entered into a Pre-Funded Warrant Purchase Program (the “Program”), effective as of May 1, 2024, with strategic investors, pursuant to which from time-to-time the Company may sell and the investors may acquire pre-funded warrants, up to a total purchase price to the Company equal to $15 million. The exercise price for the pre-funded warrants is fully paid by the purchaser at closing and, as a result, such warrants may be exercised in the future without payment of additional exercise price. Investors will also receive a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction will be entered into on terms agreed by the parties; provided however, that in no case will the purchase price per share be less than 110% of the closing price per share of the Company’s common stock on the trading day immediately preceding the date of purchase. Contemporaneously with the acquisition of pre-funded warrants, the investors may also voluntarily convert outstanding notes previously issued by the Company. In consideration for the transactions being undertaken by the investors, the Company may issue additional shares for consideration, provided that any such issuances may not result in an effective direct or indirect discount to market price to the investors of greater than 30%.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated by reference. Pre-funded warrants and warrants issued under the Program are exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the securities are being offered and sold solely to accredited investors in private placements that do not involve any form of general solicitation. Because the securities offered are not being registered under the Securities Act, they may not be resold absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On May 6, 2024, the Company issued a press release announcing that it has been awarded an $850,000 Phase II contract by the National Aeronautics and Space Administration (“NASA”) to advance blue laser power transmission technology for Lunar and Martian applications, which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Description

99.1 Press Release, dated May 6, 2024

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuburu, Inc.

Date:	May 6, 2024	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer